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                                                                   EXHIBIT 23.1a


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the captions "Experts" in this registration statement on Form S-1 and related prospectus of Medsite.com, Inc. for the registration of shares of its common stock and to the use in this Registration Statement Form S-1 of our report dated August 13, 1999, with respect to the financial statements of Total Health Products, Inc. as of December 31, 1998 and for the years ended December 31, 1998 and 1997.




                                        /s/ Amper, Politziner & Mattia P.A.
                                            ------------------------------------
                                            AMPER, POLITZINER & MATTIA P.A.


April 4, 2000
Edison, New Jersey